Exhibit 99.2

T-MOBILE USA, INC.

NOTICE OF GUARANTEED DELIVERY

Offer to Exchange

$500,000,000 5.250% Senior Notes due 2018 for $500,000,000 5.250% Senior Notes due 2018 that have been registered under the Securities Act of 1933, as amended;

$1,750,000,000 6.250% Senior Notes due 2021 for $1,750,000,000 6.250% Senior Notes due 2021 that have been registered under the Securities Act of 1933, as amended; and

$1,750,000,000 6.625% Senior Notes due 2023 for $1,750,000,000 6.625% Senior Notes due 2023 that have been registered under the Securities Act of 1933, as amended.

Registered holders of T-Mobile, USA, Inc.’s (the “Company”) outstanding (i) $500,000,000 aggregate principal amount of outstanding 5.250% Senior Notes due 2018 (the “Outstanding 2018 Notes”), (ii) $1,750,000,000 aggregate principal amount of outstanding 6.250% Senior Notes due 2021 (the “Outstanding 2021 Notes”), and (iii) $1,750,000,000 aggregate principal amount of outstanding 6.625% Senior Notes due 2023 (the “Outstanding 2023 Notes”, and together with the Outstanding 2018 Notes and the Outstanding 2021 Notes, the “Original Notes”) must (a) use this form, or one substantially equivalent hereto in accordance with the applicable procedures under DTC’s automated tender offer program, to accept the Exchange Offer of the Company and to tender to the Exchange Agent pursuant to the guaranteed delivery procedures described in “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” of the Company’s prospectus dated (the “Prospectus”) and in Instruction 2 of the related letter of transmittal (the “Letter of Transmittal”), if (i) certificates for the Original Notes are not immediately available or (ii) time will not permit the Letter of Transmittal or other required documents to reach the Exchange Agent (as defined below) prior to the Expiration Date (as defined below), or (b) comply with applicable procedures under DTC’s automated tender offer program on or prior to the Expiration Date. Any holder who wishes to tender Original Notes pursuant to such guaranteed delivery procedures must do so in accordance with the applicable procedures under DTC’s automated tender offer program, properly completed and duly executed, prior to the Expiration Date of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Letter of Transmittal.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , UNLESS EXTENDED (THE “EXPIRATION DATE”). NOTES TENDERED IN SUCH EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offers is:

Deutsche Bank Trust Company Americas

By Mail, Overnight Mail or Courier:

DB Services Americas, Inc.

Attn: Reorg Department

MS JCK01-0218

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

By Facsimile Transmission (Eligible Institutions Only):

(615) 866-3889

For Information or to Confirm by Telephone:

(877) 843-9767

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE THE NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

This notice of guaranteed delivery is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space in the box provided on the Letter of Transmittal for guarantee of signatures.

Ladies and Gentlemen:

Upon the terms and conditions set forth in the Prospectus and the related Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” and in Instruction 2 of the Letter of Transmittal.

Outstanding 5.250% Senior Notes due 2018:

Certificate Number(s) (if known) of Outstanding 2018 Notes or Account Number at the DTC	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*
__________________________	__________________________	__________________________
__________________________	__________________________	__________________________

Outstanding 6.250% Senior Notes due 2021:

Certificate Number(s) (if known) of Outstanding 2021 Notes or Account Number at the DTC	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*
__________________________	__________________________	__________________________
__________________________	__________________________	__________________________

Outstanding 6.625% Senior Notes due 2023:

Certificate Number(s) (if known) of Outstanding 2023 Notes or Account Number at the DTC	Aggregate Principal Amount Represented	Aggregate Principal Amount Tendered*
__________________________	__________________________	__________________________
__________________________	__________________________	__________________________

PLEASE SIGN AND COMPLETE
Name of Registered Holder(s):	Signature(s):

Address:

(Including Zip Code)

Area Code and Telephone Number:

Dated , 201

*  Unless otherwise indicated, any tendering holder of the Original Notes will be deemed to have tendered the entire aggregate principal amount represented by such Original Notes. All tenders must be in integral multiples of $1,000, subject to a $2,000 minimum, and untendered original notes may only be in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF ORIGINAL NOTES EXACTLY AS THE NAME(S) OF SUCH PERSONS(S) APPEAR(S) ON CERTIFICATES FOR ORIGINAL NOTES OR ON A SECURITY POSITION LISTING AS THE OWNER OF ORIGINAL NOTES, OR BY PERSON(S) AUTHORIZED TO BECOME HOLDER(S) BY ENDORSEMENT AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):	_________________________________

Capacity:	_________________________________

Address(es):	_________________________________

GUARANTEE

(Not to be used for signature guarantees)

The undersigned, a firm which is a member of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or a trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), together with the Original Notes of the series tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at the DTC described in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering” and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within three New York Stock Exchange trading days following the Expiration Date.

Name of Firm:
(Authorized Signature)
Address:		Name:
Title:
	(Include Zip Code)		(Please Type or Print)

Area Code and Telephone Number:
		Dated:	, 201

DO NOT SEND ORIGINAL NOTES WITH THIS FORM. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile hereof or an Agent’s Message and Notice of Guaranteed Delivery in lieu hereof) and any other documents required by this Notice of Guaranteed Delivery with respect to the Original Notes must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. Delivery of such Notice of Guaranteed Delivery may be made by facsimile transmission, mail, overnight courier or hand delivery. THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by the registered holder(s) of the Original Notes referred to herein, the signature(s) must correspond exactly with the name(s) as written on the face of the Original Notes without alteration, enlargement or any change whatsoever. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a participant in the DTC whose name appears on a security position listing as the owner of the Original Notes, the signature must correspond with the name as it appears on the security position listing as the owner of the Original Notes without alteration, enlargement or any change whatsoever.

If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Original Notes listed or a participant of the DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Original Notes or signed as the name(s) of the participant appears on the DTC’s security position listing.

If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit herewith evidence satisfactory to the Exchange Agent of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions and requests for assistance and requests for additional copies of the Prospectus and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address or facsimile number set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.